Exhibit 99.2

FOR IMMEDIATE RELEASE

CARE CAPITAL PROPERTIES, INC. BEGINS OPERATING AS

INDEPENDENT, PUBLICLY TRADED PURE-PLAY SKILLED NURSING REIT FOLLOWING SPIN-OFF FROM VENTAS, INC.

Company to Ring Closing Bell at the New York Stock Exchange Today

CHICAGO — AUGUST 18, 2015 — Care Capital Properties, Inc. (“CCP”) today announced that it has begun operating as a standalone public company following the completion of its spin-off from Ventas, Inc. (NYSE: VTR) (“Ventas”).  Starting today, CCP will begin “regular-way” trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “CCP.”  CCP will ring the Closing Bell at the NYSE today to celebrate its first day of trading.

“CCP is poised for growth and success as a pure-play skilled nursing focused REIT,” said CCP Chief Executive Officer Raymond J. Lewis.  “CCP has strong operator relationships, an excellent balance sheet, access to capital and is uniquely positioned to capitalize on the significant opportunities within the fragmented skilled nursing market.  With a large, diversified portfolio providing scope and scale and favorable business and industry fundamentals, we are confident we can create an exceptional skilled nursing REIT that will drive value for customers and shareholders.”

“CCP has exciting growth prospects, a strong management team and a pedigree focused on delivering results with excellence,” said Ventas Chairman and Chief Executive Officer Debra A. Cafaro.  “I am confident CCP will thrive as an industry leader and I wish Ray and the CCP team every success.”

CCP primarily owns, acquires and leases skilled nursing facilities across the United States.  CCP currently owns 355 high-quality triple-net leased SNFs and other healthcare assets operated by private regional and local care providers.  CCP has a diversified portfolio by geography, spanning 37 states, and by operator, with 42 operator relationships.  CCP’s leases contain annual escalations and have a weighted average remaining term of greater than nine years.  In its first full year of operations, CCP is expected to generate estimated net operating income (“NOI”) of $315 million to $320 million and estimated funds from operations (“FFO”) of $240 million to $245 million.  CCP is a stand-alone company with an independent management team and Board of Directors.

CCP expects to declare a dividend of $0.57 per share for the third quarter of 2015, subject to approval by the CCP Board of Directors.  CCP intends to elect and qualify to be taxed as a real estate investment trust for U.S. federal income tax purposes.

On July 30, 2015, Ventas declared a dividend distribution of one share of CCP common stock for every four shares of Ventas common stock held at the close of business on August 10, 2015, the record date for the distribution.

Since August 6, 2015, CCP shares have been traded on a “when issued” basis under the symbol “CCP WI.”  The “when issued” trading of CCP shares ended at the close of the market yesterday.

CCP currently has approximately 84 million fully diluted shares outstanding.

Care Capital Properties, Inc. is a healthcare real estate investment trust with a diversified portfolio of triple-net leased properties focused on the post-acute sector.  Its skilled management team is fully invested in delivering excellent returns by forging strong relationships with shareholders, operators and employees.  More information about Care Capital Properties, Inc. can be found at: www.carecapitalproperties.com

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding CCP’s or its tenants’, operators’ or borrowers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from CCP’s expectations. CCP does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

CCP’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in its filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of CCP’s tenants, operators, borrowers and other third parties to satisfy their obligations under their respective contractual arrangements with CCP, including, in some cases, their obligations to indemnify, defend and hold harmless CCP from and against various claims, litigation and liabilities; (b) the ability of CCP’s tenants, operators and borrowers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) CCP’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition, including new construction in the markets in which CCP’s properties are located; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in CCP’s borrowing costs as a result of changes in interest rates and other factors; (h) the ability of CCP’s tenants and operators to comply with laws, rules and regulations in the operation of CCP’s properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions or economic conditions in the markets in which CCP may, from time to time, compete, and the effect of those changes on CCP’s revenues, earnings and capital sources; (j) CCP’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (k) CCP’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (l) final determination of CCP’s taxable net income for the year ending December 31, 2015; (m) the ability and willingness of CCP’s tenants to renew their leases upon expiration, CCP’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event CCP exercises its right to replace an existing tenant, and obligations, including indemnification obligations, CCP may incur in connection with the replacement of an existing tenant; (n) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators contained in CCP’s leases and on CCP’s earnings; (o) CCP’s ability and the ability of its tenants and operators to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (p) the impact of increased operating costs and uninsured professional liability claims on CCP’s or its tenants’ or operators’ liquidity, financial condition and results of operations, and the ability of CCP and its tenants and operators to accurately estimate the magnitude of those claims; (q) risks associated with CCP’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (r) consolidation in the seniors housing and healthcare industries resulting in a change of control of, or a competitor’s investment in, one or more of CCP’s tenants, operators or borrowers, and significant changes in the senior management of CCP’s tenants, operators or borrowers; (s) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect CCP or its tenants, operators, borrowers or managers; and (t) changes in accounting principles, or their application or interpretation, and CCP’s ability to make estimates and the assumptions underlying the estimates, which could have an effect on CCP’s earnings. Many of these factors are beyond the control of CCP and its management.

Contact:

Lori B. Wittman

Executive Vice President and Chief Financial Officer

lwittman@carecapitalproperties.com

312.881.4702